UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2015

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 18, 2015, FluoroPharma Medical, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with a prospective third party licensee for an exclusive license to 18-F FCPHA (CardioPET) in the People’s Republic of China, with a right of first refusal for Australia and Singapore.  The prospective licensee was also granted a right of first refusal for the Company’s other product candidate, 18-F TPP (BFPET), in the People’s Republic of China, Canada, Australia and Singapore.  The Term Sheet provides for a due diligence period for the prospective licensee until June 30, 2016.  The parties intend to enter into a definitive license agreement upon satisfactory completion of the prospective licensee’s due diligence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 24, 2015
FLUOROPHARMA MEDICAL, INC.

By: /s/ Thomas H. Tulip
        Name Thomas H. Tulip
        Title: President